Exhibit 99.1

GENERAL DYNAMICS
             3190 Fairview Park Drive
            Falls Church, VA 22042-4523
            www.generaldynamics.com

July 16, 2003
Contact: Norine Lyons
Tel 703 876 3190
Fax 703 876 3186
nlyons@generaldynamics.com

General Dynamics Second Quarter Revenues Increase 12 Percent Strong cash flow, steady backlog

FALLS CHURCH, VA — General Dynamics (NYSE:GD) today reported 2003 second quarter revenues of $3.9 billion, a 12 percent increase over 2002 second quarter revenues of $3.5 billion. Net earnings in the 2003 second quarter were $242 million, $1.22 per share on a fully diluted basis, compared with 2002 second quarter net earnings of $263 million, $1.29 per fully diluted share. The quarter ended on June 29, 2003.

Sales for the first six months of 2003 were $7.3 billion, an 11 percent increase over 2002 half-year sales of $6.6 billion. Net earnings for the first six months of 2003 were $463 million, or $2.32 per share on a fully diluted basis. Half-year 2002 net earnings were $492 million, or $2.42 per fully diluted share.

“Our operating units continue to generate strong cash,” said Nicholas D. Chabraja, General Dynamics chairman and CEO. “Net cash provided by operating activities was $257 million in the quarter and $458 million for the first half of the year. Free cash flow, defined as cash from operations less capital expenditures, was $221 million in the quarter and $391 million for the first six months of 2003.

“In the second quarter, our Information Systems and Technology group enjoyed significant program wins, and was further strengthened by an agreement to acquire Veridian Corporation for

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GENERAL DYNAMICS

$1.5 billion,” said Chabraja. “We expect the transaction to close in the third quarter, and it will be immediately accretive to earnings.

“New awards for Information Systems and Technology include a U.S. Air Force contract worth up to $1.95 billion to support and maintain critical intelligence and command and control systems and networks for U.S. defense and intelligence operations around the world. The group also won a U.S. Army award, worth up to $2 billion, to provide software and ruggedized hardware to DoD customers worldwide,” said Chabraja. “Furthermore, a $100 million phase II award for the Army’s Objective Force Warrior — the core network-centric soldier systems to be used by all soldiers by 2010 — could lead to work valued at $1 to 3 billion for our Combat Systems group.”

Funded backlog at the 2003 mid-year point is $23.5 billion, and total backlog is $30.1 billion, compared with $20.5 billion and $25.5 billion, respectively, by the middle of 2002.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 57,000 people worldwide and anticipates 2003 revenues of approximately $15 billion. The company has leading market positions in mission-critical information systems and technologies, land and amphibious combat systems, shipbuilding and marine systems, and business aviation.

WEBCAST INFORMATION: General Dynamics will webcast its second quarter security analyst conference call, scheduled for 11:00 a.m. Eastern Daylight time on Wednesday, July 16, 2003. Those accessing the webcast will be able to listen to management’s discussion of the second quarter, as well as the question and answer session with security analysts.

The webcast will be a listen-only audio broadcast, available at www.generaldynamics.com. A Real Audio player or Windows Media™ player is required to access the webcast; information about downloading those players is available on the company’s website. An on-demand replay of the webcast will be available beginning at 2 p.m. on July 16, 2003, and will continue for the following 12 months.

If you’d like to hear a recording of the conference call by telephone, please call 719 457-0820; passcode 470946. It will be available from 2:00 p.m. on July 16 until midnight on July 30, 2003.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Second Quarter		Variance
	2003	2002	$	%

NET SALES	$3,935	$3,506	$429	12.2%
OPERATING COSTS AND EXPENSES	3,557	3,083	(474)

OPERATING EARNINGS	378	423	(45)	(10.6)%

Interest, Net	(19)	(11)	(8)
Other Income, Net	2	3	(1)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	361	415	(54)	(13.0)%

Provision for Income Taxes	119	143	24

EARNINGS FROM CONTINUING OPERATIONS	$242	$272	$(30)	(11.0)%

Discontinued Operations, Net of Tax	—	(9)	9

NET EARNINGS	$242	$263	$(21)	(8.0)%

EARNINGS PER SHARE — BASIC
Continuing Operations	$1.23	$1.35	$(0.12)	(8.9)%
Discontinued Operations	$—	$(0.05)	$0.05

Net Earnings	$1.23	$1.30	$(0.07)	(5.4)%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	197.2	201.8

EARNINGS PER SHARE — DILUTED
Continuing Operations	$1.22	$1.34	$(0.12)	(9.0)%
Discontinued Operations	$—	$(0.05)	$0.05

Net Earnings	$1.22	$1.29	$(0.07)	(5.4)%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	198.6	203.8

Exhibit A
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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months		Variance
	2003	2002	$	%

NET SALES	$7,356	$6,608	$748	11.3%
OPERATING COSTS AND EXPENSES	6,660	5,816	(844)

OPERATING EARNINGS	696	792	(96)	(12.1)%

Interest, Net	(30)	(23)	(7)
Other Income, Net	6	—	6

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	672	769	(97)	(12.6)%

Provision for Income Taxes	209	265	56

EARNINGS FROM CONTINUING OPERATIONS	$463	$504	$(41)	(8.1)%

Discontinued Operations, Net of Tax	—	(12)	12

NET EARNINGS	$463	$492	$(29)	(5.9)%

EARNINGS PER SHARE — BASIC
Continuing Operations	$2.34	$2.50	$(0.16)	(6.4)%
Discontinued Operations	$—	$(0.06)	$0.06

Net Earnings	$2.34	$2.44	$(0.10)	(4.1)%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	198.1	201.4

EARNINGS PER SHARE — DILUTED
Continuing Operations	$2.32	$2.48	$(0.16)	(6.5)%
Discontinued Operations	$—	$(0.06)	$0.06

Net Earnings	$2.32	$2.42	$(0.10)	(4.1)%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	199.4	203.2

Exhibit B
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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)
DOLLARS IN MILLIONS

	Second Quarter			Variance
	2003		2002	$	%

NET SALES:

INFORMATION SYSTEMS AND TECHNOLOGY	$1,152		$946	$206	21.8%

COMBAT SYSTEMS	1,016		687	329	47.9%

MARINE SYSTEMS	983		916	67	7.3%

AEROSPACE	715		880	(165)	(18.8)%

RESOURCES	69		77	(8)	(10.4)%

TOTAL	$3,935		$3,506	$429	12.2%

OPERATING EARNINGS:

INFORMATION SYSTEMS AND TECHNOLOGY	$141		$103	$38	36.9%

COMBAT SYSTEMS	119		81	38	46.9%

MARINE SYSTEMS	64		64	—	0.0%

AEROSPACE	45		150	(105)	(70.0)%

RESOURCES	9		25	(16)	(64.0)%

TOTAL	$378		$423	$(45)	(10.6)%

OPERATING MARGINS:

INFORMATION SYSTEMS AND TECHNOLOGY	12.2%		10.9%

COMBAT SYSTEMS	11.7%		11.8%

MARINE SYSTEMS	6.5%		7.0%

AEROSPACE	6.3%	*	17.0%

RESOURCES	13.0%		32.5%

TOTAL	9.6%		12.1%

*	Aerospace margins were 12.2% in the second quarter of 2003 excluding pre-owned aircraft activity.

Exhibit C
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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)
DOLLARS IN MILLIONS

	Six Months			Variance

	2003		2002	$	%

NET SALES:

INFORMATION SYSTEMS AND TECHNOLOGY	$2,147		$1,798	$349	19.4%

COMBAT SYSTEMS	1,831		1,260	571	45.3%

MARINE SYSTEMS	1,959		1,780	179	10.1%

AEROSPACE	1,309		1,643	(334)	(20.3)%

RESOURCES	110		127	(17)	(13.4)%

TOTAL	$7,356		$6,608	$748	11.3%

OPERATING EARNINGS:

INFORMATION SYSTEMS AND TECHNOLOGY	$252		$194	$58	29.9%

COMBAT SYSTEMS	211		136	75	55.1%

MARINE SYSTEMS	129		137	(8)	(5.8)%

AEROSPACE	85		294	(209)	(71.1)%

RESOURCES	19		31	(12)	(38.7)%

TOTAL	$696		$792	$(96)	(12.1)%

OPERATING MARGINS:

INFORMATION SYSTEMS AND TECHNOLOGY	11.7%		10.8%

COMBAT SYSTEMS	11.5%		10.8%

MARINE SYSTEMS	6.6%		7.7%

AEROSPACE	6.5%	*	17.9%

RESOURCES	17.3%		24.4%

TOTAL	9.5%		12.0%

*	Aerospace margins were 11.9% in the first half of 2003 excluding pre-owned aircraft activity.

Exhibit D
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SELECTED FINANCIAL DATA (UNAUDITED)
DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Second Quarter	Second Quarter
	2003	2002

Cash	$811	$375

Short-term Debt	$356	$1,223

Long-term Debt	2,717	725

Total Debt (A)	$3,073	$1,948

Net Debt	$2,262	$1,573

Shareholders’ Equity	$5,407	$4,988

Debt-to-Equity (A)	56.8%	39.1%

Debt-to-Capital (A)	36.2%	28.1%

Book Value per Share	$27.42	$24.69

Net Cash Provided by Operating Activities	$257	$424
Capital Expenditures	(36)	(56)

Free Cash Flow from Operations	$221	$368

Total Taxes Paid	$116	$167

Depreciation and Depletion	$46	$46

Other Intangible Assets Amortization	10	10

Depreciation, Depletion and Amortization	$56	$56

Co. Sponsored R&D (B)	$65	$75

Employment	57,300	53,600

Sales Per Employee (C)	$271,300	$271,800

Shares Outstanding	197,162,542	202,044,762

Weighted Average Shares Outstanding -
Basic	197,224,288	201,827,271
Diluted	198,578,955	203,836,167

(A)	Excludes Finance Operation debt.
(B)	Includes IR&D and B&P costs and Gulfstream product development costs.
(C)	For comparative purposes, calcuation has been modified for the effects of business combinations.

Exhibit E
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BACKLOG (UNAUDITED)
DOLLARS IN MILLIONS

		Second Quarter 2003

			Total	IDIQ	Total Estimated
	Funded	Unfunded	Backlog	Contract Value (A)	Contract Value

INFORMATION SYSTEMS AND TECHNOLOGY	$5,519	$260	$5,779	$5,648	$11,427

COMBAT SYSTEMS	5,889	728	6,617	98	6,715

MARINE SYSTEMS	7,761	3,158	10,919	10	10,929

AEROSPACE	4,128	2,415	6,543	—	6,543

RESOURCES	199	64	263	—	263

TOTAL	$23,496	$6,625	$30,121	$5,756	$35,877

	First Quarter 2003

			Total	IDIQ	Total Estimated
	Funded	Unfunded	Backlog	Contract Value (A)	Contract Value

INFORMATION SYSTEMS AND TECHNOLOGY	$5,239	$230	$5,469	$2,107	$7,576

COMBAT SYSTEMS	5,867	753	6,620	100	6,720

MARINE SYSTEMS	8,260	3,145	11,405	10	11,415

AEROSPACE	4,280	2,423	6,703	—	6,703

RESOURCES	221	64	285	—	285

TOTAL	$23,867	$6,615	$30,482	$2,217	$32,699

(A)	IDIQ contract value represents management’s estimate of the future contract value under existing indefinite delivery, indefinite quantity contracts. Because the value in these arrangements is subject to the government’s future exercise of an indeterminate quantity of delivery orders, (often among multiple eligible contractors) these contracts are recognized in backlog only when funded.

AEROSPACE UNIT DELIVERIES (UNAUDITED)

	Second Quarter		Six Months

	2003	2002	2003	2002

GREEN:

LARGE AIRCRAFT	12	18	23	33
MID-SIZE AIRCRAFT	7	6	11	18

TOTAL	19	24	34	51

COMPLETIONS:

LARGE AIRCRAFT	11	21	25	36
MID-SIZE AIRCRAFT	2	8	5	18

TOTAL	13	29	30	54

PRE-OWNED:	11	4	15	6

Exhibit F